Exhibt No. 10.1

EXECUTION COPY

REGIS CORPORATION

PREPAYMENT AMENDMENT

Note Purchase Agreement dated as of March 1, 2002, as
amended by a First Amendment to Note Purchase Agreement
dated as of March 1, 2005

Note Purchase Agreement dated as of March 1, 2005

Dated as of June 29, 2009

To the Holders of the Senior Notes

of Regis Corporation

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to (i) the Note Purchase Agreement dated as of March 1, 2002, as amended by a First Amendment to Note Purchase Agreement dated as of March 1, 2005 among Regis Corporation, a Minnesota corporation (the “Company”), and each of the Purchasers named in Schedule A thereto (as amended, the “2002 Note Purchase Agreement”) and (ii) the Note Purchase Agreement dated as of March 1, 2005 among the Company and each of the Purchasers named in Schedule A thereto (the “2005 Note Purchase Agreement” and together with the 2002 Note Purchase Agreement, the “Note Purchase Agreements”).

Pursuant to the Note Purchase Agreements the following series of Senior Notes were issued, all of which remain outstanding:

$67,000,000 7.20% Senior Notes, Series B, due March 15, 2012;

$30,000,000 4.97% Senior Notes, Series 2005-A, Tranche 1, due March 31, 2013;

$70,000,000 5.20% Senior Notes, Series 2005-A, Tranche 2, due March 31, 2015;

$70,000,000 Floating Rate Senior Notes, Series 2005-B, Tranche 1, due March 31, 2013;

$30,000,000 Floating Rate Senior Notes, Series 2005-B, Tranche 2, due March 31, 2015 (and, together with the Senior Notes referenced above, the “Notes”).

Each register for the registration and transfer of the Notes indicates that you and each of the other parties named in Schedule 1 to this Prepayment Amendment to Note Purchase Agreements (this “Prepayment Amendment”) are currently the holders of the entire outstanding principal amount of the Notes.  You are referred to herein individually as a “Holder” and collectively as the “Holders.”  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreements.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1.             PREPAYMENT OF THE NOTES

1.1           Obligation to Prepay.  Notwithstanding any other provision of either Note Purchase Agreement, in the event that the Company completes an equity and/or convertible securities offering (an “Equity Raise”) on or prior to August 31, 2009, the Company shall, upon notice as provided below, first use the net proceeds of such Equity Raise to prepay the Notes in full.  In the event that the net proceeds from such Equity Raise, together with any other funds the Company in its discretion determines to use, are insufficient to prepay the Notes in full, the Company shall use not less than all net proceeds from such Equity Raise to prepay principal of the Notes in part, allocating the principal amount of the Notes to be prepaid among all of the Notes pro rata, as nearly as practicable, to the respective unpaid principal amounts thereof.

1.2           Prepayment Amount.   Each fixed rate Note shall be prepaid at 100% of the principal amount so prepaid, plus fifty percent (50%) of the Make-Whole Amount determined for the prepayment date with respect to such principal amount, together with interest on such principal amount to be prepaid accrued to the date of prepayment. Notwithstanding the foregoing, in the event that a Default or Event of Default occurs between the date hereof and August 31, 2009, each fixed rate Note shall be prepaid at 100% of the principal amount so prepaid, together with interest on such principal amount to be prepaid accrued to the date of prepayment, plus one hundred percent (100%) of the Make-Whole Amount.  Prepayment of each floating rate Note shall be at 100% of the principal amount so prepaid, together with interest on such principal amount to be prepaid accrued to the date of prepayment.

1.3           Notice.  The Company will give each Holder written notice of prepayment not less than 3 Business Days prior to the date fixed for such prepayment (which date of prepayment shall be not later than 10 days following the closing of the Equity Raise).  Each such notice shall specify such prepayment date, the aggregate principal amount of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 1.1), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and in the case of each fixed rate Note, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were

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the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of fixed rate Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

2.             REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

2.1           Reaffirmation of Note Purchase Agreements.  The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Purchase Agreements and the Notes, including the amendment of such provisions effected by this Prepayment Amendment.

2.2           Note Purchase Agreement.  The Company represents and warrants that each of the representations and warranties contained in Section 5 of each Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such changes, facts, transactions and occurrences that have arisen since March 1, 2005 in the ordinary course of business the Company’s business (and, to the extent material to the Company’s operations, which have been disclosed in writing by the Company (including in its financial statements and notes thereto) to the Holders), (c) for such other matters as have been previously disclosed in writing by the Company (including in its financial statements and notes thereto) to the Holders and (d) for other changes that could not reasonably be expected to have a Material Adverse Effect.

2.3           No Default or Event of Default.  There exists and, after giving effect to the transactions contemplated hereby there will exist, no Default or Event of Default.

2.4           Authorization.  The execution, delivery and performance by the Company of this Prepayment Amendment have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.  The Note Purchase Agreements and this Prepayment Amendment each constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.             EFFECTIVE DATE

This Prepayment Amendment shall be deemed to have been effective as of the date set forth above upon the satisfaction of the following conditions:

3.1           Execution and Delivery of Prepayment Amendment.  The Company and all Holders shall have executed a counterpart of this Prepayment Amendment.

3.2           Expenses.  The Company shall have paid all reasonable fees and expenses of Foley & Lardner LLP, special counsel to the Holders, to the extent reflected in a statement of

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such counsel rendered to the Company at least one Business Day prior to the date this Prepayment Amendment would otherwise become effective (such statement to include reasonable detail as to the basis of such fees and expenses).

4.             MISCELLANEOUS

4.1           Termination.  This Prepayment Amendment shall terminate at 11:59 p.m. New York time on August 31, 2009 and, except for liabilities for any breach of the terms hereof, the obligations of the parties hereunder shall cease.

4.2           Ratification.  Except as amended hereby, each Note Purchase Agreement, including the representations and warranties contained therein, shall remain in full force and effect and is ratified, approved and confirmed in all respects as of the date hereof (it being understood that the representations and warranties are not hereby being remade, except as specifically set forth in Section 2.2 above).

4.3           Reference to and Effect on the Note Purchase Agreement.  Upon the final effectiveness of this Prepayment Amendment, each reference in either Note Purchase Agreement and in other documents describing or referencing such Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to such Note Purchase Agreement, as amended hereby.

4.4           Binding Effect.  This Prepayment Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.5           Governing Law.  This Prepayment Amendment shall be governed by and construed in accordance with Illinois law.

4.6           Counterparts.  This Prepayment Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

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IN WITNESS WHEREOF, the Company and the Holders have caused this Prepayment Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

REGIS CORPORATION

By:	/s/ Randy L. Pearce
Name:	Randy L. Pearce
Title:	Senior Executive Vice President, Chief Financial and Administrative Officer

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA

By:	/s/ Brian Roelke
Name:	Brain Roelke
Title:	Director

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Debra R. Thompson
Name:	Debra R. Thompson
Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

(successor by merger with Transamerica Life Insurance and Annuity Company)

By:	/s/ Debra R. Thompson
Name:	Debra R. Thompson
Title:	Vice President

ASSURITY LIFE INSURANCE COMPANY

(successor in interest to Security Financial Life Insurance Co.)

By:	/s/ Victor Weber
Name:	Victor Weber
Title:	Senior Director - Investments

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Mary Ann Hawley
Name:	Mary Ann Hawley

By:	/s/ Jerry D. Zinkula
Name:	Jerry D. Zinkula

Authorized Signatories

ING USA ANNUITY AND LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

ING LIFE INSURANCE AND ANNUITY COMPANY

By:  ING Investment Management LLC, as Agent

By:	/s/ Christopher P. Lyons
Name:	Christopher P. Lyons
Title:	Senior Vice President

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Mark W. Ponder
Name:	Mark W. Ponder
Title:	Managing Director

SUN LIFE INSURANCE AND ANNUITY

COMPANY OF NEW YORK

By:	/s/ David Belanger
Name:	David Belanger
Title:	Authorized Signer

By:	/s/ Deborah J. Foss
Name:	Deborah J. Foss
Title:	Authorized Signer

SUN LIFE ASSURANCE COMPANY

OF CANADA (U.S.)

By:	/s/ David Belanger
Name:	David Belanger
Title:	Senior Director
Private Fixed Income

By:	/s/ Deborah J. Foss
Name:	Deborah J. Foss
Title:	Managing Director, Head of Private Debt
Private Fixed Income

THE GUARDIAN LIFE INSURANCE COMPANY

OF AMERICA

By:	/s/ Gwendolyn S. Foster
Name:	Gwendolyn S. Foster
Title:	Senior Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Gwendolyn S. Foster
Name:	Gwendolyn S. Foster
Title:	Senior Director

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ Phillip Hannifan
Name:	Phillip Hannifan
Title:	Investment Director

AMERITAS LIFE INSURANCE CORP.

By:  Summit Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
Name:	Andrew S. White
Title:	Managing Director – Private Placements

ACACIA LIFE INSURANCE COMPANY

By:  Summit Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
Name:	Andrew S. White
Title:	Managing Director – Private Placements

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell
Name:	Curtis R. Caldwell
Title:	Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell
Name:	Curtis R. Caldwell
Title:	Senior Vice President

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Christopher M. Wilkos
Name:	Christopher M. Wilkos
Title:	Senior Vice President
Corporate Portfolio Management

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Christopher M. Wilkos
Name:	Christopher M. Wilkos
Title:	Senior Vice President
Corporate Portfolio Management

COUNTRY LIFE INSURANCE COMPANY

By:	/s/ John Jacobs
Name:	John Jacobs
Title:	Director — Fixed Income

HARE & CO.

By:	/s/ A. Musella
Name:	A. Musella
Title:	Assistant Vice President

CONFIRMATION

Each of the undersigned acknowledges receipt of the foregoing Prepayment Amendment and confirms the continuing validity and enforceability against such undersigned of each of the Note Agreement, the Notes and the Subsidiary Guaranty to which such undersigned is a party.

REGIS CORPORATION
SUPERCUTS, INC.
THE BARBERS, HAIRSTYLING FOR MEN
AND WOMEN, INC.
REGIS INTERNATIONAL, LTD.

By:	/s/ Randy L. Pearce
Name:	Randy L. Pearce
Title:	Senior Executive Vice President, Chief Financial and Administrative Officer

SCHEDULE I

HOLDERS OF NOTES

2002 Note Purchase Agreement

Teachers Insurance and Annuity Association of America	$35,000,000
Monumental Life Insurance Company	$30,000,000
Assurity Life Insurance Company	$2,000,000

2005 Note Purchase Agreement

Series 2005-A, Tranche 1, Notes

ING USA Annuity and Life Insurance Company	$3,400,000
Reliastar Life Insurance Company	$3,000,000
Teachers Insurance and Annuity Association of America	$10,000,000
The Guardian Insurance & Annuity Company, Inc.	$3,300,000
Ameritas Life Insurance Corp.	$2,000,000
Acacia Life Insurance Company	$1,000,000
United of Omaha Life Insurance Company	$2,300,000
Companion Life Insurance Company	$2,000,000
Phoenix Life Insurance Company	$2,000,000
PHL Variable Insurance Company	$1,000,000

Series 2005-A, Tranche 2, Notes

Transamerica Life Insurance Company (successor by merger with Transamerica Life Insurance and Annuity Company)	$7,000,000
ING USA Annuity and Life Insurance Company	$11,000,000
Reliastar Life Insurance Company	$15,000,000
ING Life Insurance and Annuity Company	$3,000,000
Teachers Insurance and Annuity Association of America	$10,000,000
The Guardian Life Insurance Company of America	$13,000,000
American Family Life Insurance Company	$5,000,000
Ameritas Life Insurance Corp.	$1,000,000
Acacia Life Insurance Company	$1,000,000
Assurity Life Insurance Company	$1,000,000
Country Life Insurance Company	$2,000,000
Hare & Co.(1)	$1,000,000

(1) Nominee of Bank of New York Mellon

Series 2005-B, Tranche 1, Notes

Allstate Life Insurance Company	$50,000,000
Monumental Life Insurance Company	$20,000,000

Series 2005-B, Tranche 2, Notes

Sun Life Insurance and Annuity Company of New York	$8,000,000
Sun Life Assurance Company of Canada (U.S.)	$7,000,000
Wachovia Capital Markets, LLC	$15,000,000

Schedule I